ARTICLES OF INCORPORATION
                                     OF
                          Trinity Companies, Inc.


The undersigned person over the age of eighteen (18) years, acting as the sole incorporator of a corporation under the Utah Revised Business Corporation Act, adopts the following Articles of Incorporation for such corporation:

                                 ARTICLE I
                                 ----------
                                    NAME

     The name of this corporation (the "Corporation") is:

                          Trinity Companies, Inc.


                                 ARTICLE II
                                 ----------
                            PURPOSES AND POWERS

          The Corporation is organized to engage in any and all lawful acts, activities and/or pursuits for which corporations may presently or hereafter be organized under the URBCA.

          The Corporation shall have all powers allowed by law, including without limitation those powers described in Section 16-10a-302 of the Utah Code Annotated (1953), as amended and supplemented (the "Code"). The purposes stated herein shall be construed as powers as well as purposes and the enumeration of a specific purpose or power shall not be construed to limit or restrict the meaning of general terms or the general powers; nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature.

                                ARTICLE III
                                -----------
                             AUTHORIZED SHARES

          The aggregate number of shares which the Corporation shall have authority to issue is Twenty-One Million (21,000,000) shares of capital stock consisting of Twenty Million (20,000,000) shares of common stock ("Common Stock") and One Million (1,000,000) shares of preferred stock ("Preferred Stock").

          The authority to issue the Preferred Stock shall be vested in the board of directors. The board of directors, without shareholder action, may amend the corporation's articles of incorporation pursuant to Section 16-10a-1002 of the Utah Revised Business Corporation Act to:

          (i) create one or more series of Preferred Stock, fix the number of shares of each such series, and designate, in whole or part, the preferences, limitations, and relative rights of the series, all before the issuance of any shares of that series;

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          (ii)   alter or revoke the preferences, limitations, and relative rights granted to or imposed upon any wholly unissued series of Preferred Stock; or

          (iii) increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series, provided that the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of Preferred Stock available for designation as part of the series.

          The preferences, limitations, and relative rights of the Preferred Stock or any series of the Preferred Stock may include, but is not limited to, Preferred Stock that (a) has special, conditional or limited voting rights, or no right to vote; (b) is redeemable or convertible; (c) entitles the holders to distributions calculated in any manner, including dividends that may be cumulative, noncumulative, or partially cumulative; (d) and Preferred Stock that has preference over the Common Stock with respect to distributions, including dividends and distributions upon the dissolution of the corporation. The above-described authority of the board of directors to fix and determine may be exercised by corporate resolution from time to time as the board of directors sees fit.

                                 ARTICLE IV
                                 ----------
                                COMMON STOCK

          The Common Stock shall be non-assessable and shall not have cumulative voting rights or pre-emptive rights. In addition, the Common Stock shall, subject to the powers, rights and preferences of the Preferred Stock as may exist from time to time, have the following powers, preferences, rights, qualifications, limitations, and restrictions:


          (i) the holders of the Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors;

          (ii) after payment of all liabilities and required distributions to the holders of Preferred Stock, if any, the holders of the Common Stock shall be entitled to receive all of the remaining assets of this corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by each; and

          (iii) except as may otherwise be required by law or these Articles of Incorporation, each holder of Common Stock shall have one vote in respect to each share of Common Stock held by such holder on each matter voted upon by the shareholders; no shareholder shall be entitled to cumulate his vote for the election of directors or for any other reason.

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                                 ARTICLE V
                                 ---------
                        REGISTERED OFFICE AND AGENT

          The address of the initial registered office of the Corporation is 333 South 520 West, Suite 220, Lindon, Utah 84042, and the name of its initial registered agent at such address is Brent Christensen.


                                 ARTICLE VI
                                -----------
                       OFFICER AND DIRECTOR LIABILITY

          (1) The Corporation shall indemnify and advance expenses to its directors, officers, employees, fiduciaries or agents and to any person who is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, fiduciary or agent of another domestic or foreign corporation or other person or of an employee benefit plan (and their respective estates or personal representatives) to the fullest extent as from time to time permitted by Utah law.

          (2) The personal liability of the directors and officers of the Corporation to the Corporation or its shareholders, or to any third person, shall be eliminated or limited to the fullest extent as from time to time permitted by Utah law.

          (3) Any repeal or modification of this Article V by the shareholders of the Corporation shall not adversely affect any right or protection of any person existing at the time of such repeal or modification.


                                ARTICLE VII
                                -----------
                                INCORPORATOR

          The name and address of the sole incorporator is as follows:

---------------------------------------------------------------------------
     NAME                               ADDRESS
---------------------------------------------------------------------------

     Brent Christensen                  333 South 520 West, Suite 220
                                        Lindon, Utah 84042

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          IN WITNESS WHEREOF, the undersigned, being the sole incorporator of the Corporation, hereby executes these Articles of Incorporation and certifies to the truth of the facts herein stated, this 6th day of May, 2002.


                                        ___________________________________
                                        Brent Christensen, Incorporator



                     ACKNOWLEDGMENT OF REGISTERED AGENT
                    -----------------------------------

          The undersigned, Brent Christensen, hereby acknowledges that he has been named as registered agent of Trinity Companies, Inc., a Utah corporation, to be formed pursuant to the Articles of Incorporation to which this Acknowledgment is attached, and the undersigned hereby agrees to act as registered agent of said corporation.
                                        _____________________________________
                                        Brent Christensen, Registered Agent










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                              MAILING ADDRESS
                              ----------------

          If, upon completion of filing of the above Articles of Incorporation, the Division elects to send a copy of the said Articles of Incorporation to the Corporation by mail, the address to which the copy should be mailed is:

          Parsons Behle & Latimer
          333 South 520 West, Suite 220
          Lindon, Utah  84042
          Attention: Brent Christensen, Esq.













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